UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 2, 2013

EMPIRICAL VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52766	27-0143340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Lake Bellevue Drive, Suite 100 Bellevue WA. 98004
(Address of principal executive offices)

425-256-3902
(Registrant's telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

The words "we," "our," "us," the "Company," refers to Empirical Ventures, Inc.

SECTION 5 - CORPORATE GOVERANCE AND MANAGEMENT

ITEM 5.01 Changes in Control of Registrant

Change of Control

On May2, 2014 the Company issued 1,000,000 shares of Class A Preferred Stock to Peter Schulhof the Registrant's President and Secretary/ Treasurer and 1,000,000 shares of Class A Preferred to Stewart Irvine, the Registrant's Chief Operating Officer. These Class A Preferred Shares were issued in conjunction with and pursuant to employment agreements executed by both individuals and the Registrant on December 1, 2013.

The aforementioned Class A Preferred Shares carries certain rights and privileges, including, voting privileges of 100 votes for every share held. The Class A Preferred is also non-redeemable, non-callable, nontransferable, has no entitlement to dividends, or share of assets of the Company in the event of a liquidation of the Company Assets.

Consequently, Peter Schulhof and Stewart Irvine individually control 100,000,000 votes each for any matter to be voted upon by the shareholders.

The foregoing summary description of the terms, rights and privileges of the Class A Preferred Shares may not contain all information that is of interest to the reader. For further information regarding the terms, conditions, rights and privileges of the Class A Preferred Stock, this reference is made to such rights and privileges, which is filed as Exhibits 3.1 and 3.2 hereto and is incorporated herein by this reference.

There are no arrangements known to the company, the operation of which may, at a subsequent date, result in a change in control of our company.

Following the change in control, the following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of May 8, 2014 by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 209,586,662 shares of voting capital stock, consisting of 9,586,662 pre-reverse split shares of common stock issued and outstanding and 2,000,000 shares of Class A Preferred Shares (representing 200,000,000 votes).

Title of class	Name and address of beneficial owner *	Amount of beneficial ownership	Percent of class
Common	Derek Ward*	5,000,000	**
Preferred	Peter Schulhof*	100,000,000	47.7%
Preferred	Stewart Irvine*	100,000,000	47.7%
	All Officers and Directors as a Group	205,000,000	97.8%

*40 Lake Bellevue Drive, Suite 100 Bellevue WA. 98004	**less than 1%

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

In addition, the reference made to employment agreements executed on December 1, 2013 was previously filed on Form 8-K on April 10, 2014 as Exhibits 10.2 and 10.3 and is incorporated herein by this reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company is authorized to issue 10,000,000 shares of preferred stock, par value $.001, the rights and preferences of which may be determined by the Board of Directors.

 On May 2, 2014, our Board of Directors approved an amendment to our Articles of Incorporation to designate 2,000,000 shares of preferred stock as Class A Preferred Stock.

The Class A Preferred Shares carries certain rights and privileges, including, voting privileges of 100 votes for every share held. The Class A Preferred is also non-redeemable, non-callable, nontransferable, has no entitlement to dividends, or share of assets of the Company in the event of a liquidation of the Company Assets.

A copy of the Certificate of Amendment that was filed with the Nevada Secretary of State and is attached hereto as Exhibit 3.1 and Exhibit 3.2 and is incorporated by reference herein.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
3.1	Preferred Stock**
3.2	Form of Certificate of Designation**
10.2	Employment Agreement, Peter Schulhof *
10.3	Employment Agreement, Stewart Irvine *

* Previously filed on Form 8-K on April 10, 2014
**Previously filed as Exhibits 99.1 and 99.2 respectively on Form 8-K on May 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRICAL VENTURES, INC.

By: /s/ Peter Schulhof
 -------------------------------
Peter Schulhof,
President

Date: May 8, 2014